Veramark Announces First Quarter Results

ROCHESTER, NY -- (Marketwire - May 13, 2013) - Veramark Technologies, Inc. (OTCQB: VERA), a leading provider of Telecom Expense Management (TEM) solutions, today announced financial results for its first quarter of 2013. Revenues for the quarter ended March 31, 2013 of $3,846,000 increased 7% from revenue of $3,605,000 for the first quarter of 2012. Net income of $20,000 for the first quarter of 2013 compared with net income of $80,000 for the same quarter a year ago. The Company also reported a 14% increase in orders from the same quarter of 2012, and an increase in its backlog of recurring revenues to $15.2M, an increase of 9% from the end of 2012. First quarter results include $193,000 of expenses associated with Veramark's proposed merger with Varsity Acquisition LLC.

On May 1, 2013 Veramark announced that it had entered into a merger agreement with Varsity Acquisition LLC and All Big Ten Holdings, a wholly owned subsidiary of Varsity, whereby Varsity intends to acquire all of the outstanding common stock of the Company for $0.98 per share in cash. The $0.98 per share represented a 38% premium over the 90 day average of the Veramark's stock at the time the proposed transaction was announced. Veramark is currently engaged in a 45-day go-shop process ending on June 15, 2013, pursuant to which it seeks to obtain an offer(s) superior to the one reflected in the merger agreement with Varsity.

                         VERAMARK TECHNOLOGIES, INC.
                      CONDENSED STATEMENT OF OPERATIONS
                                 (Unaudited)

                             Three Months Ended
                                  March 31

                                                          2013          2012
Revenues                                         $   3,846,178 $   3,605,289

  Cost of Revenues                                   1,626,822     1,546,222
  Operating Expenses                                 2,216,913     1,994,326
  Net Interest Income                                   17,729        15,691
                                                 ------------- -------------
Income Before Taxes                                     20,172        80,432

  Income Taxes                                               -             -
                                                 ------------- -------------
Net Income                                       $      20,172 $      80,432
                                                 ============= =============

                                                 ------------- -------------
Net Income Per Diluted Share                     $        0.00 $        0.01
                                                 ============= =============
Diluted Weighted Average
Number of Shares Outstanding                        10,879,499    10,633,760
                                                 ============= =============

About Veramark Technologies, Inc.
Veramark eliminates telecom distractions for performance-driven organizations that demand value from their communication investments. Our solutions leverage the power of intuitive technology and problem-solving people to simplify telecom management and convert complex data into actionable intelligence. We ensure that our customers need what they buy, buy what they need, and pay what they should for telecom. Veramark is one of only six independent U.S.-based TEM companies included in Gartner's 2012 Magic Quadrant for Global TEM Report. Veramark is trusted by more than 3,000 organizations around the world. For more information, visit www.veramark.com.

Forward-looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the "Act") that discuss Veramark's beliefs, expectations or intentions pertaining to, among other things, its operations, markets, products, services, prices and performance. Forward-looking statements and the success of Veramark generally involve numerous risks and uncertainties, such as trends of the economy, the proposed transaction with Varsity, interest rates, income tax laws, governmental regulations, legislation and those risk factors discussed under the heading "Risk Factors" and elsewhere in Veramark's filings under the Act. Veramark cannot guarantee that any of its forward-looking statement will prove to be accurate, although it believes that it has been reasonable in its expectations and assumptions. Forward-looking statements are subject to the risks identified in "Risk Factors" and elsewhere in Veramark's filings under the Act. Readers are cautioned not to place any undue reliance on Veramark's forward-looking statements. Veramark does not undertake to update any of its forward-looking statements.

Veramark and VeraSMART are registered trademarks of Veramark Technologies, Inc. MySMART and Veramark Value Acceleration Process are trademarks of Veramark Technologies, Inc. All other trademarks are the property of their respective owners. This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause actual results to differ from the anticipated results expressed in such forward-looking statements. These may include but are not necessarily limited to changes in general economic conditions in the United States and overseas, technological changes in the telecommunications or computer industries, the timely and successful launch of planned new products, the timely installation and acceptance by end-user customers, and the impact of competition or changes in the marketing strategies of major distributors.

Contact:
Andrew Tempest
Director of Marketing
Tel: 585.383.6883
Email: atempest@veramark.com